UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2012

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information included in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 27, 2012, Boyd Gaming Corporation, a Nevada corporation (the “Company”), entered into the First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), among the Company, certain financial institutions (each a “Lender”) and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders. The Amendment amends certain terms of the Credit Agreement dated as of December 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto, the Administrative Agent, Bank of America, as L/C Issuer, and Wells Fargo Bank, National Association, as Swing Line Lender.

The Amendment: (i) decreases the minimum Interest Coverage Ratio for the fiscal quarters ending June 30, 2013 and September 30, 2013, (ii) increases the maximum Total Leverage Ratio for fiscal quarters ending December 31, 2012 and thereafter, (iii) increases the maximum Secured Leverage Ratio for fiscal quarters ending December 31, 2012 and thereafter, (iv) during the first four calendar quarters after the execution of any management agreement pursuant to which management fees are payable to the Company or a restricted subsidiary of the Company, adjusts the calculation of Consolidated EBITDA to reflect the annualized pro forma management fees paid in cash or to be paid in cash pursuant to such agreement, (v) modifies the definition of Consolidated EBITDA to exclude any non-cash income or gain and any non-cash loss, costs, and expenses resulting from earn out obligations and other contingent consideration, (vi) adjusts the calculation of Borgata EBIT such that for the fiscal quarter ending December 31, 2012 through the fiscal quarter ending September 30, 2013, Borgata EBIT will be computed by including the four fiscal quarters with the highest Borgata EBIT out of the most recently ended five fiscal quarters, and (vii) modifies the definition of Interest Coverage Ratio to exclude any non-cash interest expense resulting from earn out obligations and other contingent consideration.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated into this Current Report by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of December 27, 2012, among Boyd Gaming Corporation, the various financial institutions parties thereto and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012	BOYD GAMING CORPORATION
/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of December 27, 2012, among Boyd Gaming Corporation, the various financial institutions parties thereto and Bank of America, N.A., as administrative agent.